SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

PHARMANETICS, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-25133	56-2098302
(Commission File Number)	(IRS Employer ID Number)

3700 National Drive, Suite 211, Raleigh, North Carolina 27612

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 781-1640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In preparation for the trial of its lawsuit against Aventis scheduled to commence in June 2005, on May 4, 2005 the court issued an order ruling on several pre-trial motions submitted by the parties. A copy of the order is filed herewith as an exhibit to this report on Form 8-K and is incorporated herein in its entirety by reference. Following the court’s rulings in March 2005 on each party’s motions for Summary Judgment, as announced in the PharmaNetics’ filing on Form 8-K on March 15, 2005, PharmaNetics filed a motion before the court for reconsideration or in the alternative to certify an interlocutory appeal and stay the current action. Aventis also filed motions before the court to exclude testimony and reports of PharmaNetics’ proferred expert on damages and to exclude evidence or argument about damages contentions that it alleges are irrelevant to the claims remaining after Summary Judgment. In its order issued on May 4, 2005, the court denied both the motion for reconsideration and the motion to certify an interlocutory appeal staying the current action and granted Aventis’ motions to exclude. The court determined that the case shall proceed to trial as scheduled in June 2005.

Item 9.01 Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Order of the United States District Court for the Eastern District of North Carolina dated May 4, 2005 setting forth the court’s rulings on several of the parties’ pre-trial motions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMANETICS, INC.

Date: May 10, 2005	/s/ John P. Funkhouser
John P. Funkhouser,
President and Chief Executive Office